Exhibit 5

[Ober|Kaler Letterhead]

May 6, 2014

The Board of Directors of Midstate Bancorp, Inc.

6810 York Road

Baltimore, Maryland 21212

Re:	Midstate Bancorp, Inc. (a Maryland corporation)

Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

We have acted as special counsel for Midstate Bancorp, Inc., a Maryland corporation (“Company”), in connection with the Registration Statement on Form S-1 (“Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance and sale by the Company of up to 3,438,500 shares (“Offering Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) in a subscription offering, a community offering and a syndicated community offering (“Offerings”).

In preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company’s articles of incorporation; (ii) the Company’s bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Offering Shares; (v) the Plan of Conversion of Midstate Community Bank dated May 1, 2014 (“Plan of Conversion”), pursuant to which the Company was formed and the Offering Shares will be sold; and (vi) a certificate of the Company regarding certain matters related to the issuance and sale of the Offering Shares in the Offerings. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable in our professional judgment for purposes of our opinion, and have relied on the genuineness of all signatures, the accuracy and authenticity of all documents, instruments and materials submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us a certified or conformed copies.

The Board of Directors of Midstate Bancorp, Inc.

May 6, 2014

In the course of our review, we have assumed (i) the documents reviewed and relied upon in giving this opinion are true and correct copies of the original documents, the signatures on such documents are genuine, and the persons executing such documents have the legal capacity to execute such documents, (ii) the representations of officers and employees are correct as to questions of fact, and (iii) the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons. In rendering the opinions set forth below, we have assumed that all parties other than the Company, had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery, by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, it is our opinion that, upon the Registration Statement becoming effective under the Act, such Offering Shares, when issued and sold in the manner and for the consideration contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are based on and is limited to the Maryland General Corporation Law (including the judicial decisions interpreting those laws currently in effect) and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. We express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters” in the prospectus which is part of the Registration Statement, as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion that is filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Ober, Kaler Grimes & Shriver, A pROFESSIONAL CORPORATION

By:	/s/ Frank C. Bonaventure
Frank C. Bonaventure, Shareholder